UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 1, 2018

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2690 Weston Road, Suite 200

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement.

On March 1, 2018, Monaker Group, Inc. (the “Company”, “we” and “us”) entered into a First Amendment to Warrant agreement (the “Amendment”) with Pacific Grove Capital LP (“Pacific”), one of the purchasers (collectively, the “Purchasers”) of shares and warrants pursuant to the terms of that certain Common Stock and Warrant Purchase Agreement entered into between the Company and the purchasers named therein dated July 31, 2017 (the “Purchase Agreement”).

Pursuant to the Amendment, the Company and Pacific agreed to reduce the exercise price of the warrants to purchase 147,000 shares of common stock which Pacific was granted as penalty warrants in connection with the Company’s prior failure to obtain the timely listing of its common stock on the Nasdaq Capital Market (“Nasdaq”)(which uplisting occurred on February 22, 2018), from $5.125 per share to $2.625 per share, in consideration for Pacific immediately exercising such warrants for cash.

Total consideration received from the exercise of the warrants by Pacific pursuant to the Amendment was $385,875.

Previously, on January 10, 2018, as reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 16, 2018, the Company and Pacific entered into an amendment agreement, to among other things, amend the exercise price of the warrants to purchase 350,000 shares of common stock granted to Pacific pursuant to the Purchase Agreement and warrants to purchase 108,500 shares of common stock granted to Pacific as prior penalty warrants for the failure to timely uplist to Nasdaq to from $5.25 per share to $2.625 per share, in consideration for Pacific immediately exercising such warrants for cash.

Pursuant to the anti-dilution provisions of the Purchase Agreement, the Purchasers are due their pro rata portion (less one of the Purchasers who has waived such rights) of an aggregate of an additional 4,390 shares of common stock in connection with the reduction in exercise price of the warrants held by Pacific as described above and the exercise price of all of the other un-exercised warrants previously granted to the Purchasers and the Agent were automatically reduced to $5.09 per share.

Item 3.02

Unregistered Sales of Equity Securities.

We claim/will claim an exemption from registration for the issuances described above in Item 1.01 pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances did not/will not involve a public offering, the recipients were/are (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired/will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	First Amendment to Warrant dated March 1, 2018, by and between Monaker Group, Inc. and Pacific Grove Capital LP

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: March 5, 2018	By:	/s/ Omar Jimenez
		Name:	Omar Jimenez
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	First Amendment to Warrant dated March 1, 2018, by and between Monaker Group, Inc. and Pacific Grove Capital LP

* Filed herewith.